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                             SULLIVAN & WORCESTER LLP
                              ONE POST OFFICE SQUARE
                            BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                    IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                               767 THIRD AVENUE
  WASHINGTON, D.C. 20036                                NEW YORK, NEW YORK 10017
      (202) 775-8190                                         (212) 486-8200
    FAX NO. 202-293-2275                                  FAX NO. 212-758-2151


                                                               Boston
                                                               October 30, 2000

The Trustees of Prudential California Municipal Fund
c/o Prudential Investments Fund Management LLC
Three Gateway Center
Newark, New Jersey 07102-4077

                    Re: Prudential California Municipal Fund
                        ------------------------------------

Ladies and Gentlemen:

     Please refer to our opinion letter to you of December 23, 1999 concerning certain matters of Massachusetts law relating to the organization and shares of Prudential California Municipal Fund, a trust with transferable shares under Massachusetts law (the "FUND"). We hereby confirm the opinions stated in that letter, as of the date thereof, and consent to the filing a copy of the same with Post-Effective Amendment No. 29 to the Fund's Registration Statement on Form N-1A, Registration No. 2-91215, pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), and Amendment No. 30 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-4024 (collectively, the "AMENDMENT"), relating to the several series and classes of shares of beneficial interest, $.01 par value, of the Fund (the "SHARES"). In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

     Please note that our confirmation of the opinions set forth in our letter of December 23, 1999 relates to the Fund and its shares as they then existed, and is based solely on the state of facts prevailing at that time. Other than reviewing the Fund's Amended and Restated By-Laws dated May 24, 2000, we have conducted no further investigation of those facts as they may have changed since December 23, 1999, and our opinions, as so confirmed, should not be understood as relating to the status of the Fund and its shares at the present time.

                                       Very truly yours,

                                       /s/ Sullivan & Worcester LLP

                                       SULLIVAN & WORCESTER LLP